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PLEXUS 1999 10-K
CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Plexus Corp. and subsidiaries on Form S-8 (File No.'s 333-06469, 333-76245, 333-84583, 33-23490, 33-28309, 33-56932, 33-89862 and 33-89864) and on Form S-3
(File No. 333-880957) of Plexus Corp. and subsidiaries of our reports dated October 26, 1999 relating to the consolidated financial statements and the financial statement schedules which appear in this Form 10-K.





PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
December 22, 1999